Exhibit 10.5

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE, OFFER FOR SALE, TRANSFER, PLEDGE OR OTHER HYPOTHECATION OF SUCH SECURITIES. THIS NOTE MUST BE SURRENDERED TO THE ISSUER HEREOF OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR OTHER HYPOTHECATION OF ANY INTEREST HEREIN.

DYNECO CORPORATION

SECURED CONVERTIBLE PROMISSORY NOTE

Amount:	$2,000,000.00

THIS CERTIFIES THAT, for value received, Dyneco Corporation a Minnesota corporation (the “Company”), promises to pay to MMA Capital, LLC, a Delaware Limited Liability Company, or its assigns (the “Holder”) the principal sum of Two Million Dollars ($2,000,000.00 U.S.), subject to the terms and conditions of this convertible promissory note (the “Note”), the Security Agreement between the Company and the Holder of even date herewith (the “Security Agreement”), and the Subscription Agreement between the Company and the Holder of even date herewith (the “Subscription”). In addition, the Company promises to pay to the Holder simple interest quarterly on all outstanding principal hereunder accruing at the rate of eight percent (8%) per annum (computed on the basis of a 360-day year), commencing from the Effective Date (as defined on the signature page below) until January 13, 2007, Note maturity date (the “Maturity Date”).

On the Maturity Date, all outstanding principal and interest hereunder are immediately due and payable upon demand by the Holder. Notwithstanding the foregoing, the entire unpaid and unconverted principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the occurrence of an Event of Default as defined below. Any outstanding and unconverted principal and interest not paid in full by the Maturity Date shall begin to accrue interest at the Default Rate, as defined below, until this Note is paid or converted in full.

At the sole election of the Holder, any principal and accrued interest hereunder will be payable in either: (i) shares of the Company’s Common Stock on the date of conversion as provided herein with the same terms and price as all other holders of Common Stock, or (ii) cash. If the Holder elects to receive payments in cash, then the Company agrees to make the interest payments on any outstanding principal by certified check, cashier’s check, bank check, or wire transfer to an account designated by the Holder in writing on each quarterly anniversary of the Effective Date. If the Holder elects to convert any principal or interest into the Company’s Common Stock, any such stock will be entitled to price-based anti-dilution protection such that, if the Company issues any shares of stock without consideration or for a consideration per share less than One Dollar ($1.00) at any time after the Effective Date, then the exercise price for any Shares of Common Stock issued or issuable under this Note will be reduced, concurrently with the issuance of the Dilutive Shares, to the price of the Dilutive Shares.

As a material inducement for Holder to enter into this Note, on the Effective Date, the Company will grant to the Holder a warrant (“Warrant”) to purchase Two Million (2,000,000) shares of the Company’s Common Stock. The Warrant will be subject to the terms and conditions of the Warrant Agreement attached hereto as Exhibit A, and will be exercisable for three (3) years from the grant date at a strike price of One Dollar ($1.00) per share.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, hereby agrees:

1.	PAYMENT.

1.1        Cash. Unless the Holder notifies the Company on or before the Maturity Date of a desire to convert the Note according to paragraph 2, on the Maturity Date the Company shall notify the Holder of the right of conversion. Unless the Holder elects to convert within ten (10) days of such notice, the Company will pay all of the principal and accrued interest due under this Note within fourteen (14) days of the Maturity Date in accordance with the terms set forth herein.

2.          CONVERSION. At the sole option of the Holder, any or all of the outstanding principal and accrued interest under this Note will be convertible into shares of the Company’s Common Stock at a price of one dollar ($1.00) per share as follows:

2.1        Common Stock. If the Holder desires to convert any of the principal or interest under this Note into shares of Common Stock, then such Holder will surrender this Note at the office of the Company, along with the Notice of Conversion in the form attached hereto as Exhibit B stating therein the amount of principal and interest to be converted. Thereupon the Company will, as soon as practicable thereafter, issue and deliver at such office to such holder: (i) the form of Company Common Stock Subscription Agreement attached hereto as Exhibit C for Holder’s signature, and (ii) a certificate or certificates for the number of shares of Common Stock to which such holder is entitled (or other evidence of ownership, if the shares are non-certificated). Such conversion will be deemed to have been made immediately prior to the close of business on the date of that this Note is surrendered, and the person entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder of such shares of Common Stock on such date. If the Holder chooses to convert any portion of this Note before the Maturity Date, then the Company will endorse the Note with an indication of any remaining principal and interest and return the Note to the Holder. If the Holder chooses to convert only a portion of this Note on or after the Maturity Date, then the Company will promptly pay in cash, certified check, cashier’s check, bank check, or wire transfer any principal and interest remaining due on this Note.

2.2        Adjustments. The shares of Common Stock into which this Note may be converted shall be subject to adjustment at any time after the Effective Date in accordance with the terms of Section 3 of the Warrant to Purchase Shares of Common Stock attached hereto as Exhibit A.

2.3        Fractional Shares. No fractional shares will be issued upon conversion of this Note. In lieu thereof, the Company will pay to the Holder an amount in cash equal to the product obtained by multiplying the conversion price applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence.

2.4        Effect of Conversion. Upon the: (i) conversion of this Note, (ii) delivery to the Company of this Note for cancellation, (iii) delivery to the Holder of the certificate or certificates issuable upon conversion of this Note, (iv) payment in cash for any principal and interest not subject to conversion, and (v) payment to the Holder for fractional shares pursuant to Section 2.3 hereof, the Company will be released automatically from any and all further obligations and liabilities under this Note, and this Note will thereafter be void and of no further force or effect.

2.5        Contemplated Conversion and Reverse Split. The terms of the conversion features of this Note are contingent and dependent upon the Company’s contemplated increase in authorized shares, conversion of all preferred stock into common stock , and 30:1 reverse split to be approved by the Company’s shareholders. Should these events not occur as contemplated at the time of conversion, the conversion of this Note shall occur in such manner so that the rights of the Holder are the same as if the contemplated events had occurred.

3.           REGISTRATION RIGHTS. The Company agrees to file a registration statement under the Securities Act covering the registration of any Common Stock eligible for conversion under this Agreement as soon as practicable to effect the registration of such Common Stock under the Securities Act of 1933, as amended. The Company’s failure to complete a registration (ex. declared effective by the SEC) within one hundred eighty (180) days of the Effective Date and keep such registration effective for a period of no less than ninety (90) days shall be deemed an Event of Default under Section 4 of this Note. All expenses incurred in connection with the registration of the Holder’s Common Stock, including without limitation all registration and qualification fees, accounting fees, fees and disbursements of counsel for the Company, and reasonable fees and expenses of a single special counsel for the Holder, will be borne by the Company.

4.	EVENTS OF DEFAULT.

4.1         Defaults. So long as this Note will remain unpaid or unconverted in whole or in part as to either principal or interest, each of the following will constitute an “Event of Default” under this Note:

(i)          the commencement of an involuntary case or other proceeding against the Company or any of its affiliates or subsidiaries (a “Debtor Party”) seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Debtor Party or for any substantial part of the property of such Debtor Party or the winding up or liquidation of the affairs of such Debtor Party, and such case or proceeding remains unstayed and undismissed for a period of thirty (30) days, or an order for relief is entered against a Debtor Party under the federal bankruptcy laws as now or hereafter in effect; or

(ii)         the commencement by a Debtor Party of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Debtor Party or for any substantial part of the property of such party, or a Debtor Party makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they come due, or takes any corporate or other action to authorize any of the foregoing; or

(iii)        the failure on the part of a Debtor Party to observe or perform any of the covenants contained in this Note, including any exhibits attached hereto, and continuance of such failure for a period of ten (10) days following receipt of written notice from the Holder specifying such covenant and the nature of the Debtor Party’s non-performance;

(iv)        the failure of the Company to register any of the Common Stock eligible for conversion pursuant to Section 3 above with the Securities and Exchange Commission within one hundred eighty (180) days of the Effective Date and keep such registration effective for a period of no less than ninety (90) days; or

(v)         the failure of the Company, within sixty (60) days, to increase its authorized shares, convert its preferred stock into common stock, and effect a 30:1 reverse split of the common stock.

4.2        Consequences of an Event of Default. If an Event of Default occurs, the Holder may avail itself of any remedies permitted under the Security Agreement attached hereto as Exhibit D, or the remedies set forth below:

(i)          Right to Accelerate Payment. By written notice to the Company, the Holder may declare the unpaid and unconverted principal amount of this Note, together with all interest accrued hereunder, to be forthwith due and payable immediately in cash, without further presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, to the fullest extent permitted by applicable law.

(ii)         Security Interest. The Security Agreement will automatically become enforceable, and the “Collateral,” as defined in the Security Agreement, shall secure any amounts owing by the Company to the Holder under this Note, and the Holder’s security interest granted thereunder shall be expressly senior to any other debt obligations of the Company on or after the date of the Event of Default.

(iii)        Default Interest Rate. Any amounts due to the Holder under the Note Documents that remain outstanding upon the occurrence of an Event of Default shall accrue simple interest at the greater of ten percent (10%) per annum or the maximum amount permitted by applicable law (“Default Rate”) from the date of the Event of Default until paid in full.

5.          TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE UPON CONVERSION HEREOF.

5.1        Transfer. The Holder will give written notice to the Company if this Note or any securities issuable or issued upon the conversion hereof are sold or otherwise transferred.

5.2        Legend. If the Note is transferred in accordance with this Section, then it must bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Securities Act”), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note will be registered upon registration books maintained for such purpose by, for or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company will treat the registered holder thereof as the owner and Holder of this Note for all purposes whatsoever.

6.          PREPAYMENT. The Company may not make optional prepayments of principal, interest or other obligations under this Note without the Holder’s prior written consent. Any permitted prepayment on this Note will be credited first against any outstanding obligations other than principal or interest, and then to accrued and unpaid interest. The balance of any permitted prepayment will then be credited against unpaid principal.

7.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants that:

7.1	Corporate Organization and Authority. The Company:

(a)         is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of Minnesota;

(b)        has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver the Note, including all exhibits and attachments hereto (collectively the “Note Documents”), and to carry out the provisions of the Note Documents and to carry on its business as presently conducted and as presently proposed to be conducted.

(c)         is qualified as a foreign corporation in all jurisdictions in which such qualification is required; provided, however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not constitute a material adverse event; and

(d)        has made available to the Holder a copy of the Company’s minute books. Said copies are true, correct, and complete and contain all amendments and all minutes of meetings and actions taken by the shareholders and directors of the Company through the date of this Agreement.

7.2        Stockholder Information. The Company represents and warrants that it filed a Form 8K on August 25, 2005 with the Securities and Exchange Commission including a complete list of the names of each of the Company’s stockholders who directly or beneficially own more than five percent (5%) of the Company’s issued and outstanding shares of Common Stock and that, to the Company’s knowledge, no change in such stockholders has occurred prior to the execution of this Note.

7.3	SEC Documents; Financial Statements.

(i)          The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the Effective Date, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).

(ii)        The Company has delivered to the Holder or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)       As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

7.4        Subsidiaries. The Company does not presently own, have any investment in, or control, directly or indirectly, any subsidiary. The Company is not a participant in any joint venture or partnership.

7.5        Corporate Power. The Company shall have on the Effective Date all requisite legal and corporate power and authority to execute and deliver the Note Documents, to sell and issue the shares issuable upon conversion of this Note, and to carry out and perform its obligations under the terms of the Note Documents.

7.6        Authorization. All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, delivery, and performance of all obligations under the Note Documents, and for the authorization, issuance, and delivery of the Common Stock issuable upon conversion of this Note has been taken. The Note Documents constitute legally binding and valid obligations of the Company enforceable in accordance with their respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies.

7.7        Validity of Shares. The Common Stock, when issued, sold, and delivered in accordance with the terms and for the consideration expressed in this Note, shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and non-assessable. The Common Stock issuable upon conversion of this Note has been duly and validly reserved for issuance and, assuming such Common Stock is issued, upon issuance in accordance with the Company’s governing documents, shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and non-assessable and shall be free of any liens or encumbrances. The Common Stock issuable upon conversion of this Note is not subject to any preemptive rights or rights of first refusal.

7.8        Changes in Condition. Except as specifically set forth in this Agreement, since the date of the most recently filed SEC Documents:

(a)         the Company has not entered into any transaction which was not in the ordinary course of business;

(b)         the Company has not experienced any material adverse event;

(c)         the Company has not incurred any material tax liability;

(d)         there has been no resignation or termination of employment of any officer or key employee of the Company and the Company does not know of any impending resignation or termination of employment of any such officer or key;

(e)         there has been no labor dispute involving the Company or any of its respective employees and, to the Company’s knowledge, none is pending or threatened;

(f)          there has been no waiver by the Company of a valuable right or of a debt owing to the Company which would constitute a material adverse event; and

(g)         there has not been any satisfaction or discharge of any material lien, claim or encumbrance or any payment of any material obligation by the Company except in the ordinary course of business.

7.9        Litigation. There is no action, suit, proceeding, or investigation pending or, to the Company’s knowledge, threatened, nor is there any basis therefor known to the Company, that questions the validity of the Note Documents or the Company’s right to enter into the Note Documents or to consummate the transactions contemplated thereby or that would result, either individually or in the aggregate, in any material adverse event. There is no judgment, decree, or order of any court in effect against the Company and the Company is not in default with respect to any order of any governmental authority to which the Company is a party or by which it is bound. There is no action, suit, proceeding, or investigation by the Company currently pending or which the Company presently intends to initiate.

7.10      Title to Properties; Liens and Encumbrances. TheCompany has good and marketable title to all of its properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, or charge, other than (a) the lien of current taxes not yet due and payable, and (b) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the Company’s operations.

7.11      Intellectual Proprietary Rights. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct its business as now conducted. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

7.12	Taxes.

(a)         Tax Returns and Payments. All federal, state, local, and foreign tax returns required to be filed by the Company have been filed and are true in all material respects, and all taxes, assessments, fees, and other governmental charges upon the Company, or upon any of its properties, income, or franchises, shown in such returns to be due and payable have been paid or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure so to file or to pay would not in the aggregate constitute a material adverse event.

(b)        Tax Elections. The Company has not elected pursuant to the Code to be treated as an “S” corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material effect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.

7.13	Company’s Contracts.

(a)         No Material Contracts. There are no contracts or agreements with expected receipts or expenditures in excess of $25,000.

(b)         Dividends; Indebtedness. The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its stock or redeemed or purchased or otherwise acquired any of its stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000, or in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel, expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

7.14      Compliance With Other Agreements. The Company is not in violation of any term or provision of its Articles of Incorporation or Bylaws, each as in effect as of the Effective Date, or in violation of or default under any material term or provision of any indebtedness, mortgage, indenture, contract, agreement, judgment which violations or defaults, individually or in the aggregate, would constitute a material adverse event. To the Company’s knowledge, it is not in violation of any decree, order, statute, rule or regulation applicable to the Company, which violation would constitute a material adverse event. The execution, delivery and performance of the Note Documents by the Company shall not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice:

(a)         any provision of the Company’s Articles of Incorporation or Bylaws;

(b)         any provision of any judgment, decree or order to which the Company is a party or by which it is bound;

(c)         any material contract, obligation or commitment to which the Company is a party or by which it is bound; or

(d)         to the Company’s knowledge, any statute, rule or governmental regulation applicable to the Company.

7.15      Insurance. The Company has in effect insurance covering risks associated with its business in such amounts as are customary in its industry for entities of comparable size. The Company is not aware of any pending or threatened claims against the Company for personal injuries or property damages.

7.16      Employee Confidential Information and Inventions Agreement. Each of the Company’s employees, consultants and advisors has executed and delivered to the Company a form of written Employee Confidential Information and Inventions Agreement. The Company, after reasonable investigation, is not aware that any of its employees, officers, or consultants is in violation thereof.

7.17      Transactions with Affiliates. Except for (a) transactions relating to purchases of shares of the Company’s Common Stock by the persons identified in the Schedule of Exceptions, and (b) regular salary payments and fringe benefits under an individual’s compensation package with the Company, no officer, director, or spouse, parent, sibling or child of any such person, or any other employee has any agreement, understanding, proposed transaction with or is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company’s knowledge, no officer, director or spouse, parent, sibling or child of any such person has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that any such person may own stock in publicly traded companies that may compete with the Company. No spouse, parent, sibling or child of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

7.18      Governmental and Third Party Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, local, or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

7.19      Permits. The Company has all franchises, permits, licenses, and any similar governmental authority necessary for the conduct of its business as now being conducted by it, the lack of which would constitute a material adverse event, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, license, or other similar authority.

7.20      Environmental and Safety Laws. The Company, to its knowledge, is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and, based on the Company’s business as currently conducted, no material expenditures are or shall be required in order to comply with any such existing statute, law, or regulation.

7.21      Merger Discussions. Except as set forth on Schedule E, the Company has not, during the three months prior to the date of this Note, engaged in substantive discussions with any representative of any entity regarding merger of the Company with or into such other entity or the acquisition of the Company or of its assets by such entity.

7.22      Brokers and Finders. Other than Forte Capital Partners, the Company has not retained any investment banker, broker, or finder in connection with the transactions contemplated by the Note Documents.

7.23      Full Disclosure. The Note Documents and all other documents delivered by the Company to the Holder or its attorneys or agents in connection with the transactions contemplated therein or herein do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading. The Company is not aware of any fact which has not been disclosed to the Holder which would constitute a material adverse event with respect to the Company’s business, prospects, condition, affairs or operations.

7.24      Capitalization. The capitalization of the Company is accurately set forth on Schedule F.

8.          FEES AND EXPENSES. Each party to the Note Documents will be responsible for its own costs and fee, except as expressly set forth in this Section 8.

8.1        Advisory Fees. The Company will pay to Forte Capital Partners (“Forte Partners”) a finder’s fee in an amount equal to eight percent (8%) of the total funds disbursed to the Company within five (5) business days of the Effective Date. Payment will be made via certified check or a wire transfer to an account designated in writing by Forte Capital.

8.2        Legal Fees. The Company will pay the law firm of Davis, Wright & Tremaine, of San Francisco, California, the sum of Fifteen Thousand Dollars ($15,000.00) for legal fees incurred in connection with the preparation and drafting of the Note Documents and related matters. Such fees shall be paid to said law firm within five (5) business days of the Effective Date via certified check or a wire transfer to an account designated in writing by the law firm.

9.	Miscellaneous.

9.1        Governing Law. This Note and all actions arising out of or in connection with this Note will be governed by and construed in accordance with the laws of the State of California.

9.2         Successors and Assigns. Subject to the restrictions on transfer expressly described herein, the Holder’s rights and obligations under this Note and any of the Note Documents are freely assignable. The rights and obligations of the Company and the Holder of this Note will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9.3        Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder. In case any provision of this Note is deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

9.4        Interpretation. Each party acknowledges that it has carefully read and understands this Agreement, and has had the opportunity to seek legal counsel in connection with its review and understanding of the Note Documents. As such, the parties agree that the Note Documents shall be deemed to have been drafted by both parties such that any ambiguities will not be construed against the drafter.

9.5         Notices. In the case of the Company, at its then-current address and, in the case of the Holder, at the address indicated on the signature page hereof. Any notice, request or other communication required or permitted hereunder will be in writing and will be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery. Any party hereto may by notice so given change its address for future notice hereunder. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Dyneco Corp.

C/O Daniel Brandano

2203 N. Lois Avenue

Tampa, FL 33607

Telephone:	727.742.7003

If to the Holder:

MMA Capital, LLC

C/O Gary Armtiage, Managing Member

456 Montgomery Street, Suite 2200

San Francisco, CA 94104

with a copy to:

Forte’ Capital Partners, LLC

456 Montgomery Street, 22nd Floor

San Francisco, CA 94104

Telephone:	415.249.3376
Facsimile:	415.962.0612
Attention:	Daniel McKelvey

9.6         Severability. In case any provision of this Note is deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

9.7        Counterparts. This Note may be executed in two counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

                IN WITNESS WHEREOF, the Company has caused this Secured Convertible Promissory Note to be issued as of January 13, 2006 (the “Effective Date”).

COMPANY	HOLDER
Dyneco Corp.	MMA Capital, LLC

By:	/s/ Daniel G. Brandano	By: /s/ Gary Armitage
Name:	Daniel G. Brandano	Name: Gary Armitage
Title:	President	Title: Managing Member
Address:
456 Montgomery Street
Suite 2200
San Francisco, CA 94104

EXHIBIT A

WARRANT AGREEMENT

EXHIBIT B

NOTICE OF CONVERSION

The conversion form appearing below should only be executed by the Holder desiring to convert all or part of the principal and interest of the Note attached hereto.

Date:	_____________________

To:	Dyneco Corp.

The undersigned hereby exercises the conversion privilege upon the terms and conditions set forth in the Secured Convertible Promissory Note (“Note”) by and between Dyneco Corp., a Minnesota corporation (the “Company”), and MMA Capital, LLC a Delaware Limited Liability Company, to the extent of converting $_________________ (the “Payment Amount”) into the maximum number of shares of the Company Common Stock issuable pursuant to the terms the Note, and accordingly, authorizes the Company or its authorized successor to apply the Payment Amount as payment in full for such shares of Common Stock. Please issue such shares, register the issuance in the Company’s records, and send a stock certificate to:

Registered in the Name of (please print or type):

Name	_______________________________

Address	_______________________________

_______________________________

DELIVERY INSTRUCTIONS

To be completed ONLY if certificates are to be mailed to persons other than the registered holder (please print or type):

Name	_______________________________

Address	_______________________________

Signature	_______________________________

EXHIBIT C

SEE ATTACHED COMMON STOCK SUBSCRIPTION AGREEMENT

EXHIBIT D

SEE ATTACHED SECURITY AGREEMENT

EXHIBIT E

LIST OF EXCEPTIONS

Stock Exchange Agreement, executed January 2006, between Dyneco and Dynamic Leisure Group.

Modification and Waiver Agreement, executed January 2006, between Dyneco and Alpha Capital Aktiengesellschaft, Libra Finance, S. A., and JM Investors, LLC.

Resignations of Thomas C. Edwards, Ph. D., George R. Schell, and Kevin Hooper, Dyneco officers and Directors, January 2006.